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                                  Exhibit 7.2

                           LIMITED POWER OF ATTORNEY



Dated: October 19, 1998
The undersigned, James Earl Rogers, hereby constitutes and appoints Perry Craig Rogers with full power to act, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) (i) to sign the Schedule 13D and Form 3 to be filed by each of James Earl Rogers and Sunbelt Communications Company in connection with the acquisition by ASI Group, L.L.C. of common stock of Las Vegas Discount Golf & Tennis, Inc. on October 19, 1998, and all related, amended or corrective documents, instruments or filings with the Securities and Exchange Commission and any other federal or state regulatory agency, and (ii) to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any other federal or state regulatory agency, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite, proper or necessary as fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



/s/ James Earl Rogers
--------------------------------
    James Earl Rogers

Notary: /s/ Kristine Sims-Roethel

State of Nevada, County of Clark
On this 19th day of October, personally appeared before me, a Notary Public, James Earl Rogers, personally known to me, who acknowledged that he executed the attached instrument.


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             Notary Public-State of Nevada
[State             County of Clark
 Seal]          KRISTINE SIMS-ROETHEL
                My Appointment Expires
                    July 9, 2001
No: 97-4448-1
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